Exhibit (b)

BYLAWS OF RCG ETFS, INC.

ARTICLE I

Offices

 Section 1.1 Principal Office in Maryland. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.

Section 1.2 Other Offices. The Corporation may have additional offices, including a principal executive office, at such other places within and without the State of Maryland as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.1 Place of Meeting. Meetings of stockholders shall be held at such place, either within the State of Maryland or at such other place within the United States, as shall be fixed from time to time by the Board of Directors.

Section 2.2 Annual Meetings. The Corporation shall not be required to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940 (the "1940 Act"). In the event that the Corporation shall be required to hold an annual meeting of stockholders to elect directors by the 1940 Act, such meeting shall be held within 120 days (or such other time period as required by applicable law) of the occurrence of the event requiring the meeting. Any stockholders' meeting held in accordance with this section shall for all purposes constitute the annual meeting of stockholders for the year in which the meeting is held.

Section 2.3 Notice of Annual Meeting. Notice of the annual meeting in writing or by electronic transmission, stating the place, date and hour thereof, shall be given to each stockholder entitled to vote thereat not less than ten or more than ninety days before the date of the meeting.

Section 2.4 Special Meetings. Special meetings of stockholders may be called by the chairman of the Board of Directors or the president and/or chief executive officer and shall be called by the secretary upon the written request of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. In the case of such request for a special meeting, upon payment by such stockholders to the Corporation of the estimated reasonable cost of preparing and mailing a notice of such meeting, the secretary shall give the notice of such meeting. The secretary shall not be required to call a special meeting to consider any matter which is substantially the same as a matter acted upon at any special meeting of stockholders held within the preceding twelve months unless requested to do so by holders of shares entitled to cast not less than a majority of all votes entitled to be cast at such meeting.

Section 2.5 Notice of Special Meeting. Notice of a special meeting of stockholders in writing or by electronic transmission, stating the place, date, time and purpose thereof, shall be given by the secretary to each stockholder entitled to vote thereat not less than ten nor more than ninety days before the date fixed for the meeting.

Section 2.6 Business of Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

Section 2.7 Organization and Conduct of Stockholder Meetings. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chair of the meeting or, in the absence of such appointment or appointed individual, by the chair of the board or, in the case of a vacancy in the office or absence of the chair of the board, by one of the following individuals present at the meeting in the following order: the lead independent director, if there is one, the president, the executive vice president, the vice presents in their order of rank and, within each rank, in their order of seniority, the secretary, the treasurer or, in the absence of such officers, a chair chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary or, in the case of a vacancy in the office or absence of the secretary, an assistant secretary or an individual appointed by the Board of Directors or the chair of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chair of the meeting, shall record the minutes of the meeting. Even if present at the meeting, the person holding the office named herein may delegate to another person the power to act as chair or secretary of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chair and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chair of the meeting may determine; (c) recognizing speakers at the meeting and determining when and for how long speakers and any individual speaker may address the meeting; (d) determining when and for how long the polls should be opened and when the polls should be closed and when announcement of the results should be made; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (g) concluding a meeting or recessing or adjourning the meeting (with respect to one or more matters to be considered at such meeting), whether or not a quorum is present, to a later date and time and at a place announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.

Section 2.8 Quorum. The stockholders entitled to cast one-third of all the votes entitled to be cast at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.

Section 2.9 Voting. When a quorum is present at any meeting, the affirmative vote of a majority of the votes cast at the meeting shall decide any question brought before such meeting, unless the question is one upon which by express provision of the 1940 Act, as from time to time in effect, or other statutes or rules or orders of the Securities and Exchange Commission or any successor thereto or of the charter of the Corporation (the "Charter") a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.10 Proxies. Each stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of the Common Stock having voting power held by such stockholder, but no proxy shall be voted 11 months after its date, unless otherwise provided in the proxy.

Section 2.11 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent

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to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall be not more than ninety days and, in the case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if postponed or adjourned, except if the meeting is postponed or adjourned to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.

Section 2.12 Inspectors of Election. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consent determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

Section 2.13 Informal Action by Stockholders. Except to the extent prohibited by the 1940 Act, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is manually or electronically signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.

ARTICLE III

Board of Directors

Section 3.1 Number of Directors. The number of directors constituting the entire Board of Directors (which was initially one) may be increased or decreased from time to time by the vote of a majority of the entire Board of Directors within the limits permitted by law but at no time may be more than twenty. The tenure of office of a director in office at the time of any decrease in the number of directors shall not be affected as a result thereof. Except as provided for in Section 3.3 of this Article, the directors shall be elected to hold office by stockholders at an annual meeting of stockholders when an annual meeting for that purpose is required to be held under the 1940 Act, and each director shall hold office until the next annual meeting of stockholders or until his successor is elected and qualified. Any director may resign at any time upon written notice to the Corporation. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. A vacancy in the Board of

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Directors caused by a removal by the stockholders permitted by the Maryland General Corporation Law (the "MGCL") may be filled by the stockholders at the time of such removal. Directors need not be stockholders.

Section 3.2 Vacancies and Newly-Created Directorships. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by a majority of the entire Board of Directors.

Section 3.3 Tenure. [The term of each director of the Corporation shall be subject to the mandatory retirement policy, which requires any director of the Corporation to retire upon attaining the age of 75. Subject to the mandatory retirement policy, a director may otherwise serve without restriction as to tenure of service or age provided that the director has the continuing ability to serve, and that on an annual basis, the independent directors, in consultation with the chief executive officer shall independently consider and affirmatively evaluate the abilities of a director to serve in that capacity.]

Section 3.4 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter or by these Bylaws conferred upon or reserved to the stockholders.

Section 3.5 Annual Meeting. The first meeting of each newly elected Board of Directors after the Corporation commences operations shall be held immediately following the adjournment of the annual meeting of stockholders and at the place thereof. No notice of such meeting to the directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 3.6 Other Meetings. The Board of Directors of the Corporation or any committee thereof may hold meetings, both regular and special, either within or without the State of Maryland. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the chairman of the Board of Directors or the president and/or chief executive officer. Notice of special meetings of the Board of Directors shall be given by the secretary to each director at least three days before the meeting if by mail or at least 24 hours before the meeting if given in person or by telephone or by electronic transmission. The notice need not specify the business to be transacted.

Section 3.7 Quorum and Voting. At meetings of the Board of Directors, two of the directors in office at the time, but in no event less than one-third of the entire Board of Directors, shall constitute a quorum for the transaction of business. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.8 Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, appoint from among its members an executive committee and other committees of the Board of Directors, each committee to be composed of two or more of the directors of the Corporation. The Board of Directors may, to the extent provided in the resolution, delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except as required by

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law. Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless the Board of Directors designates one or more directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of such committee. At meetings of any such committee, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business and the act of a majority of the members or alternate members present at any meeting at which a quorum is present shall be the act of the committee.

Section 3.9 Minutes of Committee Meetings. The committees shall keep regular minutes of their proceedings.

Section 3.10 Informal Action by Board of Directors and Committees. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent to such action is given in writing or by electronic transmission by all members of the Board of Directors or of such committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.11 Meetings by Video or Telephone Conference. The members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a video or telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and such participation shall constitute presence in person at such meeting.

Section 3.12 Fees and Expenses. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Section 3.13 Indemnification of Directors and Officers.

(a)       To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance of expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

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Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(b)       The indemnification and payment of expenses provided in these Bylaws shall not be effective to protect or purport to protect any director of the Corporation against any liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

ARTICLE IV

Notices

Section 4.1 Notice to Stockholders. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article IV or the validity of any proceedings at any such meeting.

Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 4.2 Notice to Directors. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the

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Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 4.3 Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes, of the Charter or of these Bylaws, a waiver thereof in writing, manually or electronically signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

Chairman of the Board of Directors and Officers

Section 5.1 General. The officers of the Corporation shall include a president and chief executive officer, an executive vice president, a treasurer, a secretary, an assistant secretary and a chief compliance officer. The Board of Directors shall elect such officers of the Corporation annually. The Board of Directors may also choose such vice presidents and additional officers or assistant officers as it may deem advisable. Any number of offices, except the offices of president and vice president, may be held by the same person. No officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged or verified by two or more officers.

Section 5.2 Other Officers and Agents. The Board of Directors may appoint such vice presidents, and additional officers or assistant officers and agents as it desires who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 5.3 Tenure of Officers. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Each officer shall hold his office until his successor is elected and qualifies or until his earlier resignation or removal. Any officer may resign at any time upon notice in writing or by electronic transmission to the Corporation. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors when, in its judgment, the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation by death, retirement, resignation, removal or otherwise shall be filled by the Board of Directors.

Section 5.4 Chairman of the Board of Directors. The chairman of the Board of Directors shall be designated by the Board of Directors, and shall preside at all meetings of the stockholders and the Board of Directors. [The position of chairman of the Board of Directors shall rotate among the independent directors, with no independent director serving for more than two successive terms.] The chairman shall have such other duties and powers as may be determined by the Board of Directors from time to time. The chairman shall not be an officer of the Corporation except as otherwise determined by resolution of the Board of Directors or amendment of these Bylaws.

Section 5.5 President and Chief Executive Officer. The president and chief executive officer shall have general and active management of the business of the Corporation, shall have such other powers

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and perform such other duties as are usually incident to a president or chief executive officer of a corporation, shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors from time to time, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The president and/or chief executive officer shall execute on behalf of the Corporation, and may affix the seal of the Corporation to all instruments requiring such execution, except where such instruments are required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

The president and chief executive officer shall, in the absence of the chairman of the Board of Directors, preside at all meetings of the stockholders or the Board of Directors. In the absence or inability to act of the chairman of the Board of Directors, the president and/or chief executive officer shall perform all of the duties and may exercise all of the powers of the chairman of the Board of Directors. He or she also shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors or the chairman of the Board of Directors from time to time.

Section 5.6 Vice Presidents. The vice presidents shall act under the direction of the president and in the absence or disability of the president shall perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the president or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more executive vice presidents or may otherwise specify the order of seniority of the vice presidents and, in that event, the duties and powers of the president shall descend to the vice presidents in the specified order of seniority.

Section 5.7 Secretary. The secretary shall act under the direction of the chairman of the Board of Directors. Subject to such direction, he or she shall attend all meetings of the Board of Directors and all meetings of stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated by the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the president or the Board of Directors. He or she shall keep in safe custody the seal of the Corporation and shall affix the seal or cause it to be affixed to any instrument requiring it.

Section 5.8 Assistant Secretaries. The assistant secretaries in the order of their seniority, unless otherwise determined by the president or the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the president or the Board of Directors may from time to time prescribe.

Section 5.9 Treasurer. The treasurer shall act under the direction of the chairman of the Board of Directors. Subject to such direction, he or she shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the president or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

Section 5.10 Assistant Treasurers. The assistant treasurers in the order of their seniority, unless otherwise determined by the president or the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other

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duties and have such other powers as the president or the Board of Directors may from time to time prescribe.

Section 5.11 Chief Compliance Officer. The chief compliance officer shall be responsible for administering the Corporation's policies and procedures, adopted in accordance with Rule 38a-1 under the 1940 Act ("Rule 38a-1"), or otherwise, that are reasonably designed to prevent violation of federal securities laws in connection with the Corporation's activities. The chief compliance officer shall be authorized to compel all officers, employees and agents of the Corporation to produce the books and records of the investment adviser, distributor, transfer agent and other service provider (each a "Service Provider") to the Corporation and shall have all such other powers and perform such other duties as are consistent with the administration of the Corporation's compliance policies and procedures and the chief compliance officer's other responsibilities under Rule 38a-1 and as shall from time to time be prescribed by the Board of Directors. The chief compliance officer shall make recommendations to the Corporation and the Service Providers as to any amendments that the chief compliance officer believes are necessary and desirable to carry out or improve the compliance policies and procedures. The chief compliance officer shall be subject to the oversight of the Board of Directors, which shall have the exclusive authority to hire and remove the chief compliance officer. The chief compliance officer shall prepare and make the annual report to the Board concerning the compliance policies and procedures as required by Rule 38a-1.

The chief compliance officer shall receive such reasonable compensation, from the Corporation or otherwise, for the performance of his duties as the Board of Directors may from time to time determine.

ARTICLE VI

Capital Stock

Section 6.1 General. Except as may be otherwise provided by the Board of Directors, shares of the Corporation shall be issued in book-entry form only and no holder of Common Stock of the Corporation shall be entitled upon request to have a certificate certifying the number of whole shares of Common Stock owned by him or her in the Corporation. In the event that the Corporation issues shares of stock represented by certificates, every holder of Common Stock of the Corporation who has made full payment of the consideration for such stock shall be entitled upon request to have a certificate, signed by, or in the name of the Corporation by, the chairman of the Board of Directors, the president and/or chief executive officer or a vice president and countersigned by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, certifying the number of whole shares of Common Stock owned by him in the Corporation.

Section 6.2 Fractional Share Interests. The Corporation may, but shall not be obliged to, issue fractions of a share of Common Stock, arrange for the disposition of fractional interests by those entitled thereto, or pay in cash the fair value of fractions of a share of Common Stock as of the time when those entitled to receive such fractions are determined. Fractional shares of Common Stock shall have proportionately to the respective fractions represented thereby all the rights of whole shares, including the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation, excluding however the right to receive a stock certificate representing such fractional shares.

Section 6.3 Signatures on Certificates. Subject to any determination of the Board of Directors pursuant to Section 6.1 of this Article, any of or all the signatures on a certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, it may be issued with the same

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effect as if he were such officer at the date of issue. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.

Section 6.4 Lost, Stolen or Destroyed Certificates. Subject to any determination of the Board of Directors pursuant to Section 6.1 of this Article, the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

Section 6.5 Transfer of Shares When Certificates Issued. Subject to any determination of the Board of Directors pursuant to Section 6.1 of this Article, upon request by the registered owner of shares, and if a certificate has been issued to represent such shares upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares of Common Stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, subject to the Corporation's rights to purchase such shares, it shall be the duty of the Corporation, if it is satisfied that all provisions of the Charter, of the Bylaws and of the law regarding the transfer of shares have been duly complied with, to record the transaction upon thereto upon request for such certificate, and cancel the old certificate, if any.

Section 6.6 Registered Owners. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including redemption, voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

ARTICLE VII

Net Asset Value

For the purposes of the computation of net asset value, as referred to in the Charter or these Bylaws, the directors may from time to time prescribe such bases and times for determining the per share net asset value of the Common Stock of the Corporation or any Series or Class thereof and may prescribe or approve the procedures and methods for determining the value of portfolio assets as they may deem necessary or desirable. The Corporation may suspend the determination of net asset value during any period when it may suspend the right of the holders of Common Stock to require the Corporation to redeem Common Stock.

ARTICLE VIII

Miscellaneous

Section 8.1 Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Corporation, or for the purchase of additional property, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

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Section 8.2 Dividends. Dividends upon the Common Stock of the Corporation may, subject to the provisions of the Charter and of the provisions of applicable law, be declared by the Board of Directors at any time, who may authorize an officer of the Corporation to determine the amount and timing of such dividends, subject to the requirements of applicable law and ratification by the Board of Directors at their next meeting. Dividends may be paid in cash, in property or in shares of the Corporation's Common Stock, subject to the provisions of the statute and of the Charter and of applicable law.

Section 8.3 Capital Gains Distributions. The amount and number of capital gains distributions paid to the stockholders during each fiscal year shall be determined by the Board of Directors, who may authorize an officer of the Corporation to determine the amount and timing of such distributions, subject to the requirements of applicable law and ratification by the Board of Directors at their next meeting. Each such payment shall be accompanied by a statement as to the source of such payment, to the extent required by law.

Section 8.4 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 8.5 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8.6 Filing of Bylaws. A certified copy of the Bylaws, including all amendments, shall be kept at the principal executive office of the Corporation.

Section 8.7 Stock Ledger. The Corporation shall maintain at its principal executive office an original or duplicate stock ledger containing the names and addresses of all stockholders of record and the number of shares of stock held by each stockholder of record. Such stock ledger may be in written form or in any other form capable of being converted into written form within a reasonable time for visual inspection.

Section 8.8 Reliance. Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

Section 8.9 Ratification. The Board of Directors or the stockholders may ratify any act, omission, failure to act or determination made not to act (an "Act") by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders. Any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.

Section 8.10 Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the courts of the State of New York, the Circuit Court for Baltimore City, Maryland,

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or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forums for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim or breach of a fiduciary duty owed by any director, officer or employee, if any, of the Corporation to the Corporation or the Corporation's stockholders; (iii) any action asserting a claim against the Corporation, its directors, officers or employees, if any, arising pursuant to any provision of the MGCL or the Corporation's Charter or Bylaws; or (iv) any action asserting a claim against the Corporation, its directors, officers or employees, if any, governed by the internal affairs doctrine. If any provision or provisions of this Section 8.10 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 8.10 (including, without limitation, each portion of any sentence of this Section 8.10 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable), and the application of such provision to other persons or entities and circumstances, shall not in any way be affected or impaired thereby.

ARTICLE IX

Amendments

The Board of Directors shall have the exclusive power, by a majority vote of the entire Board of Directors at any meeting thereof, to make, alter and repeal Bylaws of the Corporation.

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